Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADDED BY

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Partners Financial Corporation (the “Company”) on Form 10-QSB for the period ended June 30, 2006 as filed with the Securities and Exchange Commission (the “Report”), I, Charles T. DeBilio, Senior Vice President and Chief Financial Officer of the Company, certifies, to his knowledge on the date hereof, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the report.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Partners Financial Corporation and will be retained by Partners Financial Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

Date: February 13, 2007	By:	/s/ Charles T. DeBilio
Charles T. DeBilio, Executive Vice President
and Chief Financial Officer